UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2015

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323

Tyler, TX 75708

(Address of principal executive offices) (zip code)

(800) 727-1024

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

GW Holdings Group, LLC

On June 17, 2015, we entered into a Securities Purchase Agreement with GW Holdings Group, LLC, pursuant to which we sold to GW Group a 8% convertible note in the principal amount of Thirty Thousand Dollars ($30,000) (the “Note”). The Note has a maturity date of June 17, 2016, and is convertible after 180 days into our common stock at 58% of the lowest trading price of our common stock for the ten (10) prior trading days (including the day upon which a notice of conversion is received), with a floor of $0.0001 per share. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 125% of the principal amount; (b) between 91 and 150 days after issuance – 135% of the principal amount; and (c) between 151 and 180 days after issuance – 145% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on June 19, 2015, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Adar Bays, LLC

On June 18, 2015, we entered into a Securities Purchase Agreement with Adar Bays, LLC, pursuant to which we sold to Adar Bays a 8% convertible note in the principal amount of Forty Thousand Dollars ($40,000) (the “Note”). The Note has a maturity date of June 18, 2016, and is convertible after 180 days into our common stock at 58% of the lowest trading price of our common stock for the ten (10) prior trading days (including the day upon which a notice of conversion is received), with a floor of $0.0001 per share. If the floor price is triggered, the discount at which Adar Bays may convert the Note increases to 48% of the lowest trading price. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 0 and 90 days after issuance – 120% of the principal amount; (b) between 91 and 150 days after issuance – 130% of the principal amount; and (c) between 151 and 180 days after issuance – 140% of the principal amount. There is no right to prepay the Note after 180 days. The purchase and sale of the Note closed on June 22, 2015, the date that the purchase price was delivered to us.

The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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Section 8 – Other Events

Item 8.01. Other Events.

In our Quarterly Report on Form 10-Q dated September 30, 2014, and filed with the Commission on November 13, 2014, we disclosed that a former employee filed a complaint against us, several of our wholly-owned subsidiaries, and James Pakulis, one of our Directors and our President and Chief Executive Officer, in the Orange County Superior Court in April 2014. The claims included disability discrimination, failure to accommodate, retaliation, wrongful termination, unpaid wages, overtime, failure to provide meal and rest periods, failure to provide accurate wage statements, unfair business practices and failure to reimburse for reasonable business expenses. All of the claims against Mr. Pakulis were subsequently dropped or dismissed, as were several claims against us. Then, on June 16, 2015, we entered into a Settlement Agreement with the former employee in exchange for a general release and dismissal of the remaining claims with prejudice.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement with GW Holdings Group, LLC, dated June 17, 2015.

10.2	Convertible Promissory Note with GW Holdings Group, LLC, dated June 17, 2015.

10.3	Securities Purchase Agreement with Adar Bays, LLC, dated June 18, 2015.

10.4	Convertible Promissory Note with Adar Bays, LLC, dated June 18, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: June 22, 2015	By:	/s/ James Pakulis
	Name:	James Pakulis
	Its:	President and Chief Executive Officer

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